Exhibit 10.95

SECURITY AGREEMENT

(Patent)

THIS SECURITY AGREEMENT (PATENT) (“Agreement”), is entered into and made effective as of April 27, 2007, by and between SMARTIRE SYSTEMS INC., a British Columbia corporation with its principal place of business located at Suite #150 - 13151 Vanier Place, Richmond, BC V6V 2J1, British Columbia, Canada (the “Debtor”) in favor of the parties listed on Schedule I attached hereto (each a “Secured Party” and, collectively, the “Secured Parties”).

WITNESETH:

WHEREAS, the Debtor has issued to the Secured Parties the convertible debentures listed on Schedule I attached hereto (collectively, the “Convertible Debentures”), which are convertible into shares (the “Conversion Shares”) of the Debtor’s common stock, no par value, in the respective original principal amounts set forth opposite each Secured Party’s name on Schedule I;

WHEREAS, the Debtor has provided the Secured Party a general security interest in Pledged Property (as this term is defined in the Security Agreement by and between the Debtor and the Secured Party, dated January 23, 2007 and which, together with all amendments, supplements, restatements and other modifications, if any, from time to time made thereto, will hereinafter be referred to as the “Security Agreement”);

WHEREAS, the parties desire to enter into this Agreement to specify the particular Patent Collateral (as defined below) which is included as part of the Pledged Property and to perfect the Secured Parties’ security interest in the Patent Collateral granted pursuant to the Security Agreement and this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company agrees as follows:

SECTION 1.  Definitions.  Unless otherwise defined herein, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Security Agreement.

SECTION 2.  Grant of Security Interest.  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to secure the payment and performance of all of the Obligations, the Debtor does hereby mortgage, pledge and hypothecate to the Secured Party and grant to the Secured Party a security interest in all of the following property (the “Patent Collateral”), now owned and existing:

(a)  all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world and including each patent and patent application referred to in Schedule A hereto;

(b)  all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clause (a);

(c)  all patent licenses and other agreements providing the Company with the right to use any of the items of the type referred to in clauses (a) and (b), including each patent license referred to in Schedule A hereto;

(d)  the right to sue third parties for past, present or future infringements of any Patent Collateral described in clauses (a) and (b) and, to the extent applicable, clause (c); and

(e)  all proceeds of, and rights associated with, the foregoing, (including license royalties and proceeds of infringement suits), and all rights corresponding thereto throughout the world.

SECTION 3.  Security Agreement.  This Agreement has been executed and delivered by the Debtor for the purpose of recording the security interest of the Secured Party in the Patent Collateral relating to patents referred to in Schedule A with the United States Patent and Trade Marks Office, to the extent it may be so registered therein.  The security interest granted hereby has been granted as a supplement to, and not in limitation of, the security interest granted to the Secured Party under the Security Agreement.  The Security Agreement (and all rights and remedies of the Secured Party thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4.  Release of Security Interest.  Upon payment in full of all Obligations the Secured Party shall, at the Debtor’s expense, execute and deliver to the Debtor all instruments and other documents as may be necessary or proper to release the lien on any security interest in the Patent Collateral which has been granted hereunder.

SECTION 5.  Acknowledgement.  The Debtor does hereby further acknowledge and affirm that the rights and remedies of the Secured Party with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by references herein as if fully set forth herein.

SECTION 6.  Security Agreement.  Notwithstanding any other term or provision hereof, in the event that any provisions hereof contradict and are incapable of being construed in conjunction with the provisions of the Security Agreement, the provisions of the Security Agreement shall take precedence over those contained herein and, in particular, if any act of the Debtor is expressly permitted under the Security Agreement but is prohibited hereunder, any such act shall be permitted hereunder and any encumbrance expressly permitted under the Security Agreement to exist or to remain outstanding shall be permitted hereunder and thereunder.

SECTION 7.  Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement (Patent) as of the date first above written.

Smartire Systems Inc.

By: /s/ Jeff Finkelstein
Name: Jeff Finkelstein
Title: Chief Financial Officer

PROVINCE OF BRITISH COLUMBIA)
) SS:
CITY OF VANCOUVER)

BEFORE ME, a Notary Public in and for said City and Province, personally appeared the above-named Jeffrey Finkelstein who acknowledged that he/she did sign the foregoing agreement and that the same is his/her free act and deed.

IN TESTIMONY WHEREOF, I have hereunto set my hand an official seal at Vancouver, British Columbia, this 26 day of April, 2007.

/s/ Shabbir Nanji Shabbir Nanji
Notary Public

Signatures continued on following page: IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement (Patent) as of the date first above written.

SECURED PARTY:
CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

SECURED PARTY:
XENTENIAL HOLDINGS LIMITED

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

SECURED PARTY:
STAROME INVESTMENTS LIMITED

By: /s/ Michael Weiss
Name: Michael Weiss
Title: Director

SECURED PARTY:
STARAIM ENTERPRISES LIMITED

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

        CW1174657.1

SCHEDULE I

NAME OF SECURED PARTIES AND

CONVERTIBLE DEBENTURES ISSUED TO EACH SECURED PARTY

SECURED PARTY	CONVERTIBLE DEBENTURE
Cornell Capital Partners, LP	5% convertible debenture issued on May 20, 2005 in the original principal amount of $1,500,000, as amended.

Starome Investments Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $20 Million.

Xentenial Holdings Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $8 Million.
10% convertible debenture issued on January 23, 2007 in the original principal amount of $684,000.
10% convertible debenture issued on February 9, 2007 in the original principal amount of $334,000.
10% convertible debenture issued on March 2, 2007 in the original principal amount of $782,000.
10% convertible debenture issued on April 24, 2007 in the original principal amount of $1,150,000.

Staraim Enterprises Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $2.0 Million.

        CW1174657.1

SCHEDULE A
US and CANADIAN PATENTS AND APPLICATIONS

TITLE	FILING DATE	SERIAL NUMBER	DATE ISSUED	PATENT NUMBER
US Patents
Fluid pressure sensing method and apparatus	10/13/2006	11/580,693	Pending	N/A
Apparatus and method for mounting a tire condition sensor capsule to a wheel rim			10/25/2004	6805000
Wheel component with cavity for mounting a housing for measurement apparatus			03/19/2002	6357833
Data logging tire monitor with condition predictive capabilities and integrity checking			09/24/1996	5559484
Data logging tire monitor with condition predictive capabilities and integrity checking			08/07/1996	5945908
Tire monitoring apparatus and method			08/09/1994	5335540
Abnormal tire condition warning system			02/08/1994	5285189
Tire monitoring apparatus and method			08/03/1993	5231872
TRW Patents Licensed to SmarTire by TRW per License Agreement dated effective August 31, 2001
Apparatus and method for controlling a tire condition module of a vehicle tire			05/15/2001	6232875
Tire pressure sensor wheel attachment apparatus			05/02/2000	6055855
Apparatus and method for sensing a condition of a vehicle tire			06/20/2002	2002075144
Canadian Patents
Tire monitoring apparatus and method			05/28/2002	2221174
Tire monitoring apparatus and method			02/20/1992	2104696

CW1174657.1